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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported)
                        August 19, 1999 (August 17, 1999)


                         APPLIED VOICE RECOGNITION, INC.
        (Exact name of small business issuer as specified in its charter)



                                    DELAWARE
                  (State or Other Jurisdiction of Incorporation

              0-23607                               76-0513154
      (Commission File Number)              (IRS Employer Identification)


 4615 POST OAK PLACE, SUITE 111, HOUSTON, TEXAS         77027
   (Address and Principal Executive Offices)          (Zip Code)

                                 (713) 621-5678
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
             (Former Name of Address, If Changed Since Last Report)


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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


Ernst & Young LLP ("E&Y") notified Applied Voice Recognition, Inc. dba e-DOCS.net (the "Company") that they are declining to stand for re-election as the Company's independent certifying accountant.

The report of E&Y on the Company's financial statements for the years ended December 31, 1997 and 1998, did not contain an adverse opinion or a disclaimer of opinion, nor was the opinion qualified or modified as to audit scope or accounting principles. The opinion on the financial statements for the year ended December 31, 1998 included an explanatory paragraph describing the Company's financial condition and issues related to the uncertainty as to the Company's ability to continue as a going concern. The Company and E&Y had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Audit Committee of the Board of Directors has instructed management to begin interviewing independent public accounts for the purpose of assisting the Audit Committee in identifying a replacement accountant. The Audit Committee intends to complete this process within the next several weeks.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

16.1 Letter from Enst & Young LLP to the Securities and Exchange Commission, dated November 19, 1999.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Applied Voice Recognition, Inc.

Date: November 19, 1999
                                           /s/ RICHARD A. CABRERA
                                               Richard A. Cabrera
                                         Chief Financial Officer and Secretary